CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                    March 31,      December 31,
                                                       1997             1996
                                                    ---------------------------
ASSETS                                                     (In Thousands)

Cash and Cash Equivalents                             $147,958        $214,459
Securities Available For Sale                          319,532         329,213
Securities Held for Investment (Market Value
$33,611,000 in 1997;  and $35,405,000 in 1996)          33,893          35,580
Federal Home Loan Bank Stock                             5,591           5,591
Mortgage Loans Held for Sale                             5,417           9,870

Loans:
  Commercial                                           328,930         321,068
  Real Estate:
    Residential                                        485,096         491,169
    Commercial                                         305,718         304,530
    Construction                                        26,552          25,084
                                                     --------------------------
    Total Real Estate                                  817,366         820,783
  Consumer                                             211,664         202,816

Total Loans                                          1,357,960       1,344,667
  Less:  Allowance for Possible Loan Losses            (28,200)        (28,096)
                                                     --------------------------
Net Loans                                            1,329,760       1,316,571

Accrued Interest Receivable                             13,395          14,179
Other Real Estate Owned                                  2,297           2,251
Net Deferred Tax Asset                                  11,874          10,647
Other Assets                                            14,571          15,797
Premises and Equipment, Net                             24,387          24,297
Intangible Assets                                        9,992          10,291
                                                     --------------------------
Total Assets                                        $1,918,667      $1,988,746
                                                     ==========================
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand                                              $279,837        $286,932
  Certificates of Deposit $100,000 and Over            107,689         104,295
  Savings and Other Time                             1,286,815       1,370,352
                                                     --------------------------
Total Deposits                                       1,674,341       1,761,579

Short-Term Borrowings                                   44,133          23,992
Accrued Expenses and Other Liabilities                  24,891          26,234
Long-Term Debt                                           2,554           2,540
                                                     --------------------------
Total Liabilities                                    1,745,919       1,814,345
                                                     --------------------------
Stockholders' Equity:
  Common Stock - $1 Par Value
    Authorized - 30,000,000 Shares
    Issued - 12,692,237 Shares in 1997; and 12,678,625
    in 1996                                             12,692          12,679
  Surplus                                               74,900          74,706
  Retained Earnings                                     96,467          92,040
Treasury Stock - At Cost, 539,374 Shares in 1997;
    402,413 in 1996                                     (8,513)         (4,770)
Net Unrealized Loss on Securities Available
for Sale,
  Net of Benefit of $1,429,000 in 1997; and
   $102,000 in 1996                                     (2,552)           (208)
Unearned Portion of Employee Restricted Stock             (246)            (46)
                                                     --------------------------
Total Stockholders' Equity                             172,748         174,401
                                                     --------------------------
Total Liabilities and Stockholders' Equity          $1,918,667      $1,988,746
                                                     ==========================

The accompanying notes are an integral part of these consolidated financial statements.

Certain amounts for 1996 have been reclassified to conform with 1997 classifications.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                       For the Three Months
                                                         Ended March 31,
                                                       1997           1996
                                                --------------------------------
                                               (In Thousands, Except Share Data)

Interest Income:
  Interest on Loans                                      $29,727        $29,087
  Investment Securities:
    Mortgage-Backed Securities                             1,778          1,470
    Taxable                                                4,005          3,188
    Tax-Favored Debt                                           9             28
    Tax-Favored Equity                                       205            437
  Short-Term Investments                                     454            446
                                                --------------------------------
Total Interest Income                                     36,178         34,656
                                                --------------------------------
Interest Expense:
  Deposits:
    Savings                                                7,052          6,588
    Time                                                   6,617          7,481
                                                --------------------------------
  Total Interest on Deposits                              13,669         14,069

  Short-Term Borrowings                                      517            475
  Long-Term Debt                                              50             48
                                                --------------------------------
Total Interest Expense                                    14,236         14,592
                                                --------------------------------

Net Interest Income                                       21,942         20,064
Provision for Possible Loan Losses                         1,013            983
                                                --------------------------------
Net Interest Income after Provision for
      Possible Loan Losses                                20,929         19,081
                                                --------------------------------
Noninterest Income:
  Trust Income                                             1,256          1,179
  Service Charges on Deposit Accounts                      1,596          1,485
  Mortgage Servicing Income                                  564            626
  Gains on Sales of Mortgage Loans, Net                      405            779
  Credit Card Income, Net                                  1,344            936
  Other                                                    1,246          1,127
                                                --------------------------------
Total Noninterest Income                                   6,411          6,132
                                                --------------------------------
Noninterest Expense:
  Salaries                                                 6,535          6,180
  Employee Benefits                                        2,482          2,039
  Net Occupancy Expense                                    2,414          2,359
  FDIC Deposit Insurance                                      53              9
  Other Real Estate Owned, Income and Expense, Net            56             68
  Other                                                    5,402          5,437
                                                --------------------------------
Total Noninterest Expense                                 16,942         16,092
                                                --------------------------------

Income Before Income Taxes                                10,398          9,121
Provision for Income Taxes                                 3,514          3,108
                                                --------------------------------
Net Income                                                $6,884         $6,013
                                                ================================
Earnings Per Share                                         $0.55          $0.49

Dividends Per Share                                        $0.20          $0.11
Book Value Per Share                                      $14.21         $13.00

Weighted Average Common and Common Equivalent
Shares Outstanding                                    12,512,491     12,361,082


The accompanying notes are an integral part of these consolidated financial statements.

Certain amounts for 1996 have been reclassified to conform with 1997 classifications.

              Chittenden Corporation
       Consolidated Statements of Cash Flows
                    (Unaudited)

                                                For Three Months Ended March 31,
                                                --------------------------------
                                                            1997           1996
                                                --------------------------------
                                                             (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $6,884         $6,013
  Adjustments to reconcile net income to net
      cash provided by operating activities:
    Provision for possible loan losses                    1,013            983
    Depreciation                                            861            751
    Amortization of intangible assets                       299            327
    Amortization of premiums, fees, and discounts, net    1,738            604
    Deferred income taxes                                   101            130
    Loans originated and purchased for sale             (29,523)       (56,537)
    Proceeds from sales of loans                         34,381         54,923
    Gain on sales of loans                                 (405)          (779)
Changes in assets and liabilities:
     Accrued interest receivable                            784           (985)
     Other assets                                         1,262             72
     Accrued expenses and other liabilities              (1,285)        (1,382)
                                                       ---------      ----------
      Net cash provided by operating activities          16,110          4,120
                                                       ---------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sales of securities available
     for sale                                            35,055              -
    Proceeds from maturing securities and principal
     payments on securities available for sale           62,395         96,052
    Purchase of securities available for sale           (91,458)      (109,668)
    Proceeds from principal payments on securities
       held for investment                                1,857          1,255
    Purchases of securities held for investment            (189)          (290)
    Loans originated, net of principal repayments       (15,962)       (19,705)
    Purchases of premises and equipment                    (951)          (457)
                                                        ---------     ----------
     Net cash used in investing activities               (9,253)       (32,813)
                                                        ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in deposits                 (87,252)        19,815
    Net increase (decrease) in short-term borrowings     20,141        (10,677)
    Net increase in long-term debt                           14             14
    Proceeds from issuance of treasury and common stock      40          1,186
    Dividends on common stock                            (2,457)        (1,408)
    Repurchase of common stock                           (3,844)             -
                                                        ---------      ---------
      Net cash provided by (used in) financing
       activities                                       (73,358)         8,930
                                                        --------       ---------
Net decrease in cash and cash equivalents               (66,501)       (19,763)
Cash and cash equivalents at beginning of period        214,459        165,441
                                                        --------       ---------
Cash and cash equivalents at end of period             $147,958       $145,678
                                                      ==========      ==========

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
      Interest                                          $14,384        $14,428
      Income taxes                                           57              -
    Noncash investing and financing activities:
      Loans transferred to other real estate owned          991          1,135
    Issuance of treasury and restricted stock               268             22

The accompanying notes are an integral part of these consolidated financial statements.

Certain amounts for 1996 have been reclassified to conform with 1997 classifications.